Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated March 1, 2017 on the financial statements of EMC Holdings, LLC in this Registration Statement on Form S-1 MEF of First Western Financial, Inc. and to the reference to us under the heading “Experts” in the prospectus.

/s/ Fortner, Bayens, Levkulich & Garrison, P.C.

Denver, Colorado

July 18, 2018